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                           EXHIBIT 21

          SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES

                      LIST OF SUBSIDIARIES


     List of subsidiaries and certain other affiliates with percentage of voting securities owned by SunAmerica Inc. or SunAmerica Inc.'s subsidiary which is the immediate parent.

                                        PERCENTAGE OF VOTING
                                        SECURITIES OWNED BY
                                        COMPANY OR COMPANY'S
                                        SUBSIDIARY WHICH IS THE
NAME OF COMPANY                         IMMEDIATE PARENT

ARIZONA CORPORATION:                                 %

Sun Life Insurance Company of America               100

CALIFORNIA CORPORATIONS:

Anchor National Life Insurance Company              100
SunAmerica Premium Finance of California, Inc.      100

COLORADO CORPORATION:

Resources Trust Company                             100

DELAWARE CORPORATIONS:

Capitol Life Mortgage Corp.                         100
Royal Alliance Associates, Inc.                     100
SunAmerica Asset Management Corp.                   100
SunAmerica Capital Services, Inc.                   100
SunAmerica Investments, Inc.                        100
SunAmerica Premium Finance, Inc.                    100
SunAmerica Securities, Inc.                         100

GEORGIA CORPORATION:

SunAmerica Financial, Inc.                          100


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MARYLAND CORPORATIONS:

Anchor Investment Adviser, Incorporated             100
SunAmerica Marketing, Inc.                          100

MASSACHUSETTS BUSINESS TRUSTS:

Anchor Pathway Fund*                                100
Anchor Series Trust*                                100
SunAmerica Series Trust*                            100

NEW YORK CORPORATION:

First SunAmerica Life Insurance Company             100

VIRGINIA CORPORATION:

Sun Mortgage Acceptance Corporation                 100


*Shares of these entities are owned by a separate account of Anchor National Life Insurance Company.